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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


                             ----------------------


We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended December 31, 2003 of WFS Financial 2003-3 Owner Trust of our report dated February 5, 2004, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


New York, New York
March 29, 2004